Exhibit 99.1

Excel Trust Announces Results For the Quarter Ended March 31, 2014 Declares Dividend

SAN DIEGO April 30, 2014— Excel Trust, Inc. (the “Company”) announced today financial and operating results for the quarter ended March 31, 2014. A supplemental financial package with additional information can be found on Excel Trust’s website under the Investor Relations tab.

Highlights for the First Quarter 2014

•	Reported Adjusted Funds from Operations (AFFO) for the quarter of $11.9 million, or $0.24 per diluted share

•	Reported Funds from Operations (FFO) for the quarter of $11.4 million or $0.23 per diluted share.

•	Declared a second quarter 2014 dividend of $0.175 per share, which equates to an annualized dividend rate of $0.70 per share

•	Published Moody’s investment grade credit rating of (P)Baa3 with a stable outlook

•	Increased share buy-back program to $50.0 million

“We are pleased with the results for the first quarter,” commented Gary Sabin, Chairman and CEO. “As discussed on our previous conference call, this year we outlined a strategy that we believe will help our stock price better reflect our net asset value. Since that call, our stock has taken a step in the right direction and we hope that as we continue to execute our strategy the gap will narrow further.”

Financial Results

Excel Trust reported Adjusted Funds From Operations (AFFO) for the first quarter of $11.9 million, or $0.24 per diluted share. Excel Trust reported Funds From Operations (FFO) for the first quarter of $11.4 million or $0.23 per diluted share. Net loss attributable to the common stockholders for the first quarter was $0.5 million, or $0.01 per diluted share. This compares to AFFO of $10.0 million, or $0.21 per diluted share, FFO of $10.3 million or $0.22 per diluted share and net loss attributable to the common stockholders of $2.4 million, or $0.06 per diluted share in the three-month period ended March 31, 2013.

Excel Trust considers AFFO and FFO important supplemental measures of its operating performance and believes that they are frequently used by securities analysts, investors and other interested parties in the evaluation of real estate investment trusts (REITs), many of which present AFFO and FFO when reporting their results. A complete reconciliation containing adjustments from GAAP net income available to common shareholders to AFFO and FFO and a definition of both are included at the end of this release.

Operating Results

At the end of the first quarter 2014, the retail portfolio was 93.7% leased compared to 94.0% in the fourth quarter 2013. Anchor space was 99.1% leased compared to 99.1% in the fourth quarter 2013 and inline space was 83.9% leased compared to 84.6% during the fourth quarter 2013.

During the first quarter 2014, the Company signed 49 retail leases and renewals, totaling 192,993 square feet. The average releasing spread on comparable new leases was 4.4%.

Same Store Net Operating Income (“SSNOI”) for the first quarter 2014 increased 2.1%.

Summary of Significant Activities During First Quarter 2014

On January 6, 2014, the Company published an investment grade credit rating from Moody’s. The agency assigned a (P)Baa3 rating citing Excel Trust’s high quality property portfolio, sound liquidity, and moderate leverage. Additionally, Moody’s stated that Excel Trust’s management team has a long, successful operating history, in both the private and public markets. The Company obtained an investment grade rating to facilitate access to the investment grade unsecured debt market as part of its strategy to maximize its financial flexibility and manage its cost of capital.

Second Quarter 2014 Dividends Declared

The Board of Directors declared a second quarter cash dividend of $0.175 per common share payable on July 15, 2014 to shareholders of record as of June 30, 2014.

The Board of Directors has also declared a dividend of $0.4375 per share on the Company’s Series A Cumulative Convertible Perpetual Preferred Shares, and a dividend of $0.5078 on its Series B Cumulative Redeemable Preferred Shares. The dividend on Excel Trust’s outstanding Series A and Series B Preferred Shares will be payable on July 15, 2014 to the Series A and Series B Preferred shareholders of record as of June 30, 2014.

Guidance

Excel Trust expects its AFFO per share for fiscal year 2014 to be between $0.91 and $0.98 and its FFO per share to be between $0.90 and $0.97. The Company will further discuss assumptions surrounding guidance tomorrow on the conference call.

Conference Call

In conjunction with Excel Trust’s results, you are invited to listen to its conference call on Thursday, May 1, 2014 at 1:00 p.m. Eastern Time.

PHONE: Conference call access information is as follows:

Dial in number: (800) 299-8538

International Dial in number: (617) 786-2902

Pass code: 34697712

INTERNET: A live webcast of the conference call will be available through Excel Trust’s web site at www.exceltrust.com. The conference call will be recorded and available for replay for seven days beginning at 4:00 p.m. ET on May 1, 2014. Replay access information is as follows:

Dial in number: (888) 286-8010

International Dial in number: (617) 801-6888

Pass code: 30082346

About Excel Trust

Excel Trust, Inc. is a retail focused REIT that primarily targets community and power centers, grocery anchored neighborhood centers and freestanding retail properties. The Company has elected to be treated as a REIT, for U.S. federal income tax purposes. Excel Trust trades publicly on the NYSE under the symbol “EXL”. For more information on Excel Trust, Inc., please visit www.exceltrust.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the retail industry or the markets in which the Company operates; increased interest rates and operating costs; decreased rental rates or increased vacancy rates; the Company’s failure to obtain necessary outside financing on favorable terms or at all; changes in the availability of additional acquisition opportunities; the Company’s inability to successfully complete real estate acquisitions or successfully operate acquired properties; the Company’s failure to qualify or maintain its status as a REIT; risks associated with the Company’s dependence on key personnel whose continued service is not guaranteed; and risks associated with downturns in domestic and local economies, and volatility in the securities markets. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

Excel Trust considers FFO and AFFO to be important supplemental measures of its operating performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

Excel Trust computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT. As defined by NAREIT, FFO represents net income (loss) (computed in accordance with generally accepted accounting principles, or GAAP), excluding real estate-related depreciation and amortization, impairment charges and net gains (losses) on the disposition of assets and after adjustments for unconsolidated partnerships and joint ventures. Excel Trust computes AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and non-recurring transaction costs, and other one-time items, then subtracting or adding straight-line rents, amortization of above and below market leases and non-incremental capital expenditures. Excel Trust’s computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties.

FFO and AFFO should not be considered alternatives to net income (loss) (computed in accordance with GAAP) as an indicator of Excel Trust’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of Excel Trust’s liquidity, nor are they indicative of funds available to fund Excel Trust’s cash needs, including Excel Trust’s ability to pay dividends or make distributions.

Summarized Financial Statements

Reported results are preliminary and not final until the filing of Excel Trust’s Form 10-Q or 10-K with the Securities and Exchange Commission and, therefore, remain subject to adjustment. The accompanying notes to follow in the Form 10-Q or 10-K are an integral part of these consolidated financial statements.

Excel Trust Consolidated Balance Sheet

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	March 31, 2014	December 31, 2013
ASSETS:
Property:
Land	$380,368	$380,366
Buildings	646,062	642,356
Site improvements	64,283	63,242
Tenant improvements	55,624	54,025
Construction in progress	8,028	7,576
Less accumulated depreciation	(68,635)	(61,479)

Property, net	1,085,730	1,086,086
Cash and cash equivalents	5,307	3,245
Restricted cash	8,535	8,147
Tenant receivables, net	3,746	5,117
Lease intangibles, net	73,013	78,345
Deferred rent receivable	9,819	9,226
Other assets (1)	21,143	20,135
Real estate held for sale, net of accumulated amortization	—	—
Investment in unconsolidated entities	8,405	8,520

Total assets	$1,215,698	$1,218,821

LIABILITIES AND EQUITY:
Liabilities:
Mortgages payable, net	$238,543	$251,191
Notes payable	198,000	179,500
Unsecured notes	100,000	100,000
Accounts payable and other liabilities	23,964	21,700
Lease intangibles, net	26,967	28,114
Dividends/distributions payable	10,944	10,932

Total liabilities	598,418	591,437
Equity:
Total stockholders’ equity	605,665	615,446
Non-controlling interests	11,615	11,938

Total equity	617,280	627,384

Total liabilities and equity	$1,215,698	$1,218,821

(1)	Other assets is primarily comprised of deposits, notes receivable, prepaid expenses and furniture, fixtures, and equipment

Excel Trust Consolidated Statement of Operations

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data and dividends per share)

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Revenues:
Rental revenue	$24,908	$21,902
Tenant recoveries	5,256	4,630
Other income	434	315

Total revenues	30,598	26,847
Expenses:
Maintenance and repairs	2,223	1,681
Real estate taxes	3,366	2,965
Management fees	518	218
Other operating expenses	1,731	1,508
Changes in fair value of contingent consideration	—	—
General and administrative	3,815	3,831
Depreciation and amortization	11,796	12,166

Total expenses	23,449	22,369

Net operating income	7,149	4,478
Interest expense	(4,989)	(4,578)
Interest income	49	50
Income (loss) from equity in unconsolidated entities	69	—
Changes in fair value of financial instruments and gain on OP unit redemption	—	230

Net income (loss) from continuing operations	2,278	180
Income from discontinued operations before gain on sale of real estate assets	—	105
Gain on sale of real estate assets	—	—

Income from discontinued operations	—	105

Net income (loss)	2,278	285
Net (income) loss attributable to non-controlling interests	(83)	(28)

Net income (loss) attributable to Excel Trust, Inc.	2,195	257
Preferred stock dividends	(2,744)	(2,744)

Net income (loss) attributable to the common stockholders	$(549)	$(2,487)

Basic and diluted net income (loss) per share	$(0.01)	$(0.06)

Weighted-average common shares outstanding - basic and diluted	47,785	45,352

The notes in the Form 10-Q or 10-K are an integral part of these condensed consolidated financial statements.

RECONCILIATION OF NET INCOME TO FFO AND AFFO

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Net income (loss) attributable to the common stockholders	$(549)	$(2,448)
Add:
Non-controlling interests in operating partnership	(10)	(59)
Depreciation and amortization(1)	11,796	12,390
Deduct:
Depreciation and amortization related to joint venture(2)	170	411
Gain on sale of real estate assets	—	—

Funds from operations(3)	$11,407	$10,294
Adjustments:
Transaction costs	306	133
Deferred financing costs	424	495
Stock-based and other non-cash compensation expense	574	562
Changes in fair value of financial instruments	—	(230)
Straight-line effects of lease revenue	(592)	(877)
Amortization of above- and below-market leases	(138)	40
Non-incremental capital expenditures	(111)	(116)
Non-cash expenses (income) related to joint venture	(9)	(297)

Adjusted funds from operations(3)	$11,861	$10,004

Weighted average common shares outstanding	47,785	45,352
Add:(4)
OP units	1,020	1,241
Restricted stock	—	234
Contingent consideration related to business combinations	—	190

Weighted average common shares outstanding—diluted (FFO and AFFO)	48,805	47,017

Funds from operations per share (diluted)(5)	$0.23	$0.22
Adjusted funds from operations per share (diluted)(5)	$0.24	$0.21

Other Information:(6)
Leasing commissions paid	$272	$508
Tenant improvements paid	$1,257	$2,381